Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AMERIGROUP Corporation:
We consent to the incorporation by reference in the registration statement on Form S-3 of AMERIGROUP Corporation of our reports dated February 23, 2007, with respect to the consolidated balance sheets of AMERIGROUP Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of AMERIGROUP Corporation.
Our report on the consolidated financial statements refers to AMERIGROUP Corporation’s adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, effective January 1, 2006.
Norfolk, Virginia
May 23, 2007
/s/ KPMG LLP